Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2000 Employee Stock Purchase Plan of Websense, Inc. of our reports dated February 25, 2010, with respect to the consolidated financial statements and schedule of Websense, Inc., and the effectiveness of internal control over financial reporting of Websense, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

San Diego, California

May 6, 2010